Exhibit 2.4

ADDENDUM TO MASTER LEASE AGREEMENT
This ADDENDUM TO MASTER LEASE AGREEMENT (this “Addendum to Master Lease Agreement”) is by and between [Lehigh Gas Wholesale Services, Inc.], a [Delaware corporation] (“Landlord”), and [Entity Name], a [] (“Tenant”), and is made effective as of [___], 20[_] (the “Effective Date”). Landlord and Tenant are each a “Party” and collectively are the “Parties.” Capitalized terms used but not otherwise defined in this Lease Agreement shall have the respective meanings set forth in the Master Lease (defined below).
WHEREAS, Landlord and Tenant have previously entered into that certain Master Lease Agreement dated October 1, 2014, by and between the Landlords and Tenants identified therein, as subsequently amended by that certain Amendment to Lease dated April 1, 2015 and that certain Second Amendment to Master Lease Agreement dated June 15, 2015 (collectively referred to herein as the “Master Lease”); and
WHEREAS, Landlord and Tenant desire to enter into this Addendum to Master Lease Agreement for the property described below on the terms and conditions more particularly hereinafter provided and described.
NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the Parties do hereby covenant, stipulate and agree as follows:

1.
The terms of the Master Lease, including the Guaranty obligation of CST Brands, Inc., a Delaware corporation, pursuant to Section 21.21 of the Master Lease, are incorporated herein by reference and made a part hereof in all respects, unless specifically amended or altered by this Addendum to Master Lease Agreement.

2.	The rental under this Addendum to Master Lease Agreement shall commence on the Effective Date.

3.	The Leased Premises are: [Property Description]

4.	The Lease Rate is: 7.5%

5.	Monthly Base Rent is: $____________

6.	The Additional Terms and Conditions that apply to this Addendum to Master Lease Agreement are as follows: [If any, otherwise - None]

7.	This Addendum to Master Lease Agreement shall be deemed to automatically update Schedule A to the Master Lease Agreement without any further action on the party of any Party.

8.
This Addendum to Master Lease Agreement and the Master Lease, collectively, contain the entire agreement between the Parties and, except as otherwise provided herein or therein, can only be changed, modified, amended or terminated by an instrument in writing executed by the Parties.

9.
This Addendum to Master Lease Agreement may be executed in counterparts by the Parties and each shall be considered an original, but all such counterparts shall be construed together and constitute one Addendum to Master Lease Agreement between the Parties.

[Rest of Page Intentionally Left Blank, Signature Page to Follow]

Signed this __ day of _______, 201_.

Landlord:
[Entity Name]

By: ____________________________
[Name]
[Title]

Tenant:
[Entity Name]

By: _____________________________
[Name]
[Title]

CST Brands, Inc. hereby acknowledges and reaffirms that certain Guaranty, dated as of October 1, 2014 (as heretofore amended, restated or otherwise modified from time to time), between CST Brands, Inc., as guarantor, and Lehigh Gas Wholesale Services, Inc., as landlord, and its obligations (including the guarantee of the Obligations (as defined therein)) thereunder and pursuant to Section 21.21 of the Master Lease Agreement with respect to the premises leased pursuant to this Lease Agreement.

CST Brands, Inc.

By: _______________________________
[Name]
[Title]

[Signature Page to Lease Agreement]

Signed this __ day of _______, 201_.

Landlord:
[Entity Name]

By: ____________________________
[Name]
[Title]

Tennant:
[Entity Name]

By: _____________________________
[Name]
[Title]

CST Brands, Inc. hereby acknowledges and reaffirms that certain Guaranty, dated as of October 1, 2014 (as heretofore amended, restated or otherwise modified from time to time), between CST Brands, Inc., as guarantor, and Lehigh Gas Wholesale Services, Inc., as landlord, and its obligations (including the guarantee of the Obligations (as defined therein)) thereunder and pursuant to Section 21.21 of the Master Lease Agreement with respect to the premises leased pursuant to this Lease Agreement.

CST Brands, Inc.

By: _______________________________
[Name]
[Title]